INVESTMENT ADVISORY AGREEMENT

                            Between CONSECO FUND GROUP

                                       and

                         CONSECO CAPITAL MANAGEMENT, INC.


         THIS INVESTMENT ADVISORY AGREEMENT is entered into as of this day of January, 1997, by and between Conseco Fund Group (the Trust ), a Massachusetts business trust, on behalf of its series Fixed Income Fund (the Fund ), and Conseco Capital Management, Inc. (the Adviser ).


                                   WITNESSETH:

         WHEREAS, the Trust is an open-end management investment company, registered as such pursuant to the provisions of the Investment Company Act of 1940 (the 1940 Act );

         WHEREAS, the Fund is a diversified series of the Trust operating as an open-end management investment company under the 1940 Act, and is currently divided into Class A and Class Y shares to be offered to individual and institutional investors, respectively;

         WHEREAS, the Adviser is an investment adviser, registered as such pursuant to the provisions of the Investment Advisers Act of 1940, and is engaged in the business of rendering investment advice and investment management services as an independent contractor;

         WHEREAS, the Fund desires and has agreed to retain the Adviser to render advice and services to the Fund in connection with management and operation of the Fund pursuant to terms and conditions set forth herein; and

         WHEREAS, the Adviser desires and has agreed to render such advice and furnish such services pursuant to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, conditions and agreements contained herein, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound hereby, mutually agree as follows:


         1.    Employment.        The  Fund hereby employs the Adviser and the
   Adviser  hereby  accepts  such  employment, to render investment advice and investment  management  services  with  respect to the Fund, subject to the supervision  and  direction  of  the  Board  of  Trustees of the Trust (the
     Trustees  ).    The  Adviser  shall, except as otherwise provided herein,
   render  or  make  available  all  services  needed  for  the management and operation  of  the  Fund,  and  shall, as part of its duties hereunder, (i)





   furnish the Fund with advice and recommendations with respect to the investment of the assets of the Fund and the purchase and sale of the portfolio securities of the Fund, including the taking of such other steps as may be necessary to implement such advice and recommendations, (ii) furnish the Fund with reports, statements and other data on securities, economic conditions and other pertinent subjects which the Trustees may request, (iii) furnish such office space and personnel as is needed by the Fund, and (iv) in general, superintend and manage the investments of the Fund, subject to the ultimate supervision and direction of the Trustees.

         2.    Best  Efforts.        The Adviser hereby agrees to use its best
   judgment and efforts in rendering the advice and services with respect to the Fund as contemplated by this Agreement. The Adviser further agrees to use its best efforts in the furnishing of such advice and recommendations with respect to the Fund, in the preparation of reports and information, and in the management of the respective assets of the Fund pursuant to this Agreement. For this purpose the Adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or retained by the Adviser to furnish statistical, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Adviser may desire and request.

         3. Independent Contractor Status. The Adviser shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Trust or the Fund in any way, or in any way be deemed an agent of the Trust or the Fund. It is expressly understood and agreed that the services to be rendered by the Adviser to the Fund pursuant to the provisions of this Agreement are not to be deemed exclusive with respect to the Adviser s rendering of services, and the Adviser shall therefore be free to render similar or different services to others, provided that, its ability to render the services described herein shall not be impaired thereby.

         4. Furnishing of Information. The Fund shall from time to time furnish to the Adviser detailed statements of the investments and assets of the Fund and information pertaining to the investment objectives and needs of the Fund, and shall make available to the Adviser such financial reports, proxy statements, legal and other information in the possession of or available to the Fund relating to its investments, as the same may be relevant to the performance by the Adviser of its obligations hereunder. The Fund shall furnish such other information as the Adviser may reasonably request.

         5. Fund Records. The Adviser agrees that all records which it maintains for the Fund shall be the property of the Fund and that it will surrender promptly to the designated officers of the Fund any of such






   records upon request. The Adviser further agrees to preserve for the period prescribed by the rules and regulations of the Securities and Exchange Commission all such records as are required to be maintained pursuant to said rules. The Adviser agrees that it will maintain all records and accounts regarding the investment activities of the Fund in a confidential manner. All such accounts or records shall be made available within five (5) business days of request to the accountants or auditors of the Fund during regular business hours at the Adviser s offices upon reasonable prior written notice. In addition, the Adviser will provide any materials reasonably related to the investment advisory services provided hereunder as may be reasonably requested in writing by the designated officers of the Fund or as may be required by any governmental agency having jurisdiction.

         6. Tender Offers. The Adviser hereby agrees that whenever the Adviser has determined that the Fund should tender securities pursuant to a tender offer solicitation, the Adviser shall designate an affiliate as the tendering dealer, so long as such affiliate is legally permitted to act in such capacity under the federal securities laws, the rules promulgated  thereunder  and  the  rules  of  any  securities  exchange  or association of which such affiliate may be a member. Such affiliated dealer shall not be obligated to make any additional commitments of capital, expense or personnel beyond that committed as of the date of this Agreement (other than normal periodic fees or payments necessary to maintain its corporate existence and its membership in the National Association of Securities Dealers, Inc.). This Agreement shall not obligate the Adviser or such affiliate to (i) act pursuant to the foregoing requirement under any circumstance in which either might reasonably believe that liability might be imposed upon it as a result of so acting, or
   (ii) institute legal or other proceedings to collect fees which may be considered to be due to it from others as a result of such a tender, unless the Fund shall enter into an agreement with the Adviser or such affiliate to reimburse it for all expenses connected with attempting to collect such f e es (including legal fees and expenses and that portion of the compensation due to their respective employees, which amount is directly attributable to the time involved in attempting to collect such fees).

         7. Allocation of Costs and Expenses. The Adviser shall bear and pay the costs of rendering its services pursuant to the terms of this Agreement, including the fees paid to any sub-adviser which the Adviser may retain and any value added taxes due in connection therewith. The Fund shall bear and pay for all other expenses of its operation, including but not limited to, organizational and offering expenses of the Fund and expenses incurred in connection with the issuance and registration of shares of the Fund; fees of the Fund s custodian, transfer and shareholder servicing agent; costs and expenses of pricing and calculating the daily net asset value of the shares of the Fund and of maintaining the books of account required by the 1940 Act; expenditures in connection with meetings of shareholders and Trustees, other than those called solely to accommodate the Adviser; salaries of officers and fees and expenses of Trustees or members of any advisory board or committee who are not affiliated with or interested persons of the Fund or the Adviser; salaries of personnel






   involved in placing orders for the execution of the portfolio transactions of the Fund or in maintaining registration of shares of the Fund under state securities laws; insurance premiums on property or personnel of the Fund which inure to its benefit; the cost of preparing and printing r e ports, proxy statements and prospectuses of the Trust or other communications for distribution to its shareholders; legal, auditing, and accounting fees; trade association dues; fees and expenses or registering and maintaining registration of shares of the Fund for sale under applicable federal and state securities laws; and all other charges and costs associated with the Fund s operations, plus any extraordinary and non-recurring expenses, except as otherwise prescribed herein. To the extent the Adviser incurs any costs or performs any services which are an obligation of the Fund as set forth herein and to the extent such costs or services have been reasonably rendered, (a) the Fund shall promptly reimburse the Adviser for such costs and expenses, and (b) the Adviser shall be entitled to recover from the Fund the actual costs incurred by the Adviser in rendering such services.

         8.    Management  Fees.        (a)   In exchange for the rendering of
   advice and services pursuant hereto, the Fund shall pay to the Adviser, and the Adviser shall accept as full compensation for all investment management services furnished or provided to the Fund and as full reimbursement for all expenses assumed by the Adviser, a management fee computed at the annual rate of .45% of the average daily net assets of the Fund.

               (b) The management fee shall be accrued daily by the Fund and paid to the Adviser at the end of each calendar month.

               (c) In the case of termination of this Agreement during any month, the management fee for that month shall be calculated on the basis of the number of business days during which it is in effect for that month.

               (d) To the extent that the gross operating costs and expenses of the Fund (excluding any interest, taxes, brokerage commissions, distribution expenses and, to the extent permitted, any extraordinary expenses, such as litigation and non-recurring expenses) exceed the allowable expense limitations of the state in which shares of the Fund are registered for sale having the most stringent expenses reimbursement provisions, the Adviser shall reimburse the Fund for the amount of such excess.

               (e) The management fee payable by the Fund hereunder shall be reduced to the extent that an affiliate of the Adviser has actually received cash payments of tender offer solicitation fees (less certain costs and expenses incurred in connection therewith) as referred to in Paragraph 6 hereof.

         9. Prohibition on Purchase of Shares. The Adviser agrees that neither it nor any of its officers or employees shall take any short position in the shares of beneficial interest of the Fund. This prohibition shall not prevent the purchase of such shares by any of the officers and directors or bona fide employees of the Adviser or any trust,






   pension, profit-sharing or other benefit plan for such persons or affiliates thereof, at a price not less than the net asset value thereof at the time of purchase, as allowed pursuant to rules promulgated under the 1940 Act.

         10. Compliance with Applicable Law. Nothing contained herein shall be deemed to require the Fund to take any action contrary to (a) the Agreement and Declaration of Trust of the Trust, (b) the By-laws of the Trust, or (c) any applicable statute or regulation. Nothing contained herein shall be deemed to relieve or deprive the Trustees of their responsibility for and control of the conduct of the affairs of the Fund.

         11. Liability. (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of or in connection with rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

               (b)   Notwithstanding  the  foregoing,  the  Adviser  agrees to
   reimburse the Fund for any and all costs, expenses, and counsel and Trustees fees reasonably incurred by the Fund in connection with ( i ) p reparation, printing and distribution of proxy statements,
   (ii) amendments to its Registration Statement, (iii) the holding of meetings of shareholders or Trustees, (iv) the conduct of factual investigations, (v) any legal or administrative proceedings (including any applications for exemptions or determinations by the Securities and Exchange Commission) which the Fund incurs as a result of action or inaction on the part of the Adviser or any of its shareholders where the action or inaction necessitating such expenditures is (A) directly or indirectly related to any transactions or proposed transaction in the shares or control of the Adviser or its affiliates (or litigation related to any transactions or proposed transaction involving such shares or control) which shall have been undertaken without the prior express approval of the Trustees, or (B) within the sole control of the Adviser or any of its affiliates or any of their respective officers, directors, employees or shareholders. The Adviser shall not be obligated pursuant to the provisions of this Subparagraph 10(b) to reimburse the Fund for any expenditures related to the institution of an administrative proceeding or related to civil litigation by the Fund or by a shareholder of the Trust seeking to recover all or a portion of the proceeds derived by any shareholder of the Adviser or any of its affiliates from the sale of shares of the Adviser or similar matters. So long as this Agreement remains in effect, the Adviser shall pay to the Fund the amount due for expenses subject to this Subparagraph 10(b) within thirty (30) days after a bill or statement has been received by the Fund therefor. This provision shall not be deemed to be a waiver of any claim which the Fund may have or may assert against the Adviser or others for costs, expenses, or damages heretofore incurred by the Trust or for costs, expenses, or damages the fund may hereafter incur which are not reimbursable to it hereunder.







               (c) No provision of this Agreement shall be construed to protect any Trustee of the Trust or officer of the Fund, or any director or officer of the Adviser, from liability in violation of Sections 17(h) and
   (i) of the 1940 Act.

               (d) The Adviser understands that the obligations of this Agreement are not personally binding upon any shareholder of the Fund, but bind only the Trust s property. The Adviser represents that it has notice of the provisions of the Declaration of Trust of the Trust disclaiming shareholder liability for acts or obligations of the Trust.

         12. Term of Agreement. This Agreement shall become effective on the date hereof and shall continue in effect for two years from such date unless sooner terminated as hereinafter provided, and shall continue in effect from year to year thereafter so long as such continuation is approved at least annually by (i) the Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, with such vote being cast in person at a meeting called for the purpose of voting on such approval.

         13.   Termination.       This Agreement may be terminated at any time
   without payment of any penalty (a) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, upon delivery of sixty (60) days written notice to the Adviser, or (b) by the Adviser upon sixty (60) days written notice to the Fund. This Agreement shall terminate automatically in the event of any transfer or assignment hereof, as defined in the 1940 Act.

         14.   No  Waiver.        The  waiver by any party of any breach of or
   default under any provision or portion of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach or default.

         15.   Severability.        The  provisions of this Agreement shall be
   considered severable and if for any reason any provision of this Agreement which is not essential to the effectuation of the basic purpose of this Agreement is deemed to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect any other provision of this Agreement which is valid.

         16.   Counterparts.     This Agreement may be executed in two or more
   counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         17. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior understandings or agreements between the parties pertaining to the subject matter hereof, whether oral or written. This Agreement may only be modified or amended by mutual written agreement of the parties hereto and, as required, upon approval of a majority of the outstanding voting securities of the Fund.






         18.   Definitions.       For purposes of application and operation of
   the provisions of this Agreement, the term majority of the outstanding voting securities shall have the meaning as set forth in the 1940 Act.

         19.   Use  of  Name.        In consideration of the execution of this
   Agreement, the Adviser hereby grants to the Trust the right to use the name
     Conseco as part of its name and the names of series thereof. The Trust agrees that in the event this Agreement is terminated, it shall immediately take such steps as are necessary to amend its name to remove the reference to Conseco.

         20.   Applicable  Law.        This Agreement shall be governed by and
   construed in accordance with the laws of the State of Indiana.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers on the day and year first above written.


                                           CONSECO FUND GROUP,
                                           on behalf of Equity Fund

   ATTEST:
                                           By:

                                                 [title]


                                           CONSECO CAPITAL MANAGEMENT, INC.


   ATTEST:                                 By:

                                           [title]


















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